EXHIBIT 10.2

AMENDMENT NO. 1
TO PURCHASE AGREEMENT
AMENDMENT NO. 1 TO PURCHASE AGREEMENT dated as of October 28, 2016 (the “Amendment”) among (i) T-MOBILE USA, INC., a Delaware corporation (the “Company”), (ii) the Guarantors party hereto, and (iii) DEUTSCHE TELEKOM AG (the “Purchaser”).
PRELIMINARY STATEMENTS
A.Reference is made to that certain Purchase Agreement, dated as of April 25, 2016 (as amended, restated, amended and restated, supplemented or modified prior to the date hereof, the “Existing Purchase Agreement” and as amended, restated, amended and restated, supplemented or modified from time to time including pursuant hereto, the “Purchase Agreement”), by and among the Company, the Guarantors party thereto and the Purchaser.
B.The Company has requested that the Existing Purchase Agreement be amended to, among other things, extend the outside date by which the Closing Date must occur under the Purchase Agreement, and the Purchaser is willing to do so on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Purchase Agreement.
SECTION 2. Amendments to Purchase Agreement. Subject to the terms and conditions set forth herein, effective on the Amendment Effective Date (as defined below):
(a)The second paragraph of the Existing Purchase Agreement is hereby amended by adding the following new sentence at the end thereof:
The initial Interest Payment Date of any Notes issued hereunder the Closing Date with respect to which is after April 1, 2017 shall be October 15, 2017.
(b)The last sentence of Section 2(a) of the Existing Purchase Agreement is hereby amended and restated as follows:
For purposes of this Agreement, the “Closing Date” shall mean any NY Business Day specified by the Company not less than seventeen NY Business Days following the giving of written notice by the Company (such notice, the “Issuance Notice”), and in any event no later than May 31, 2017, provided that if the proposed Closing Date specified in the Issuance Notice does not fall on a business day, the “Closing Date” shall mean the earliest preceding business day.
(c)Section 8 of the Existing Purchase Agreement is hereby amended by (1) adding “(a)” at the beginning thereof and (2) adding the following new clause (b) as a new paragraph at the end of Section 8:
If (x) the Closing Date and (y) the Termination Effective Time with respect to a Terminated Principal Amount of $1,350,000,000 does not occur on or prior to November 30, 2016, (i) the Company shall pay to the Purchaser an amount equal to the Extended Hedge Fixed Amounts by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company no later than the day on which such Extended Hedge Fixed Amounts are payable to the hedge counter party under the applicable Hedge Transactions (an “Extended Hedge Fixed Amount Payment Date”) provided that the Company receives from the Purchaser no later than three business days prior to the Extended Hedge Fixed Amount Payment Date, written demand containing reasonable documentation of the Extended Hedge Fixed Costs Amount and (ii) the Purchaser shall pay to the Company an amount equal to the Extended Hedge Variable Amounts by wire transfer in immediately available funds to the account(s) specified by the Company to the Purchaser no later than the date such Extended Hedge Variable Amounts are payable under the applicable Hedge Transactions. The Purchaser and the Company agree to use commercially reasonable efforts to net the payments due to each other pursuant to the immediately preceding sentence for the period beginning on the last payment dates of Extended Hedge Fixed Amounts and Extended Hedge Variable Amounts and ending on the Extended Hedge Termination Date. The Purchaser shall provide written notice to the Company specifying any such netted amounts due, and the Company or the Purchaser (as the case may be) shall make payment of such amounts within three business days following receipt of such notice by the Company.
As used in this Section 8(b), “Extended Hedge Fixed Amount” shall mean the “Fixed Amount” payments actually paid by the Purchaser under Hedge Transactions to the extent such payments are directly attributable to the period beginning November 30, 2016 and ending on the Extended Hedge Termination Date. As used in this Section 8(b), “Extended Hedge Variable Amount” shall mean the “Variable Amount” payments payable (regardless of whether actually paid) by the provider of Hedge Transactions to the Purchaser under Hedge Transactions to the extent such payments are directly attributable to the period beginning

November 30, 2016 and ending on the Extended Hedge Termination Date. The “Extended Hedge Termination Date” shall mean the earliest to occur of (i) the Closing Date, (ii) the Termination Effective Time and (iii) May 31, 2017. For the avoidance of doubt, the Company shall not be obligated to make payments pursuant to this Section 8(b) that would be duplicative of payments made by the Company pursuant to Section 12 hereof.
(d)Section 12(a) of the Existing Purchase Agreement is hereby amended by (1) replacing the reference to “November 5, 2016” with “May 5, 2017” and (2) replacing the reference to “November 6, 2016” with “May 8, 2017”.
(e)Section 15(b) of the Existing Purchase Agreement is hereby amended and restated as follows:
(b)    (i) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or Bonn, Germany and (ii) the term “NY Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City.
SECTION 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) when the Purchaser shall have received a copy of this Amendment, duly executed and delivered by the Company, the Guarantors party to the Existing Purchase Agreement and the Purchaser. All documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Purchaser.
SECTION 4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:
(a)The Company and the Guarantors have taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by the Company and the Guarantors and constitutes a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and such Guarantors in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)After giving effect to this Amendment, the representations and warranties of the Company contained in Sections 3(a) and (b) of the Purchase Agreement or any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to material adverse effect) on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to material adverse effect) as of such earlier date; provided that, for purposes of this clause (d), references in Section 3(a) of the Purchase Agreement to the “Time of Sale” shall be deemed to refer to 11:54 AM, New York City time on the date of this Amendment.
SECTION 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:
(a)The Purchaser has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)After giving effect to this Amendment, the representations and warranties of the Purchaser contained in Section 1(b) of the Purchase Agreement or any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to material adverse effect) on and as of the date of this Amendment.
SECTION 6. Reference to and Effect on the Purchase Agreement.
(a)On and after the Amendment Effective Date, each reference in the Existing Purchase Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Purchase Agreement shall mean and be a reference to the Existing Purchase Agreement as amended by this Amendment.
(b)The Existing Purchase Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchaser under the Purchase Agreement, nor constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement.
SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Expense Reimbursement. The Company will pay to the Purchaser by wire transfer in immediately available funds to the account(s) specified by the Purchaser to the Company promptly after written demand from the Purchaser (containing reasonable documentation) the documented and reasonable costs and out-of-pocket expenses of the Purchaser’s outside legal counsel incurred by the Purchaser in connection with the negotiation and execution of this Amendment.
SECTION 9. Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Sections 16(a), (b) and (c) of the Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Amendment with the same force and effect as if set forth herein in their entirety.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

T-MOBILE USA, INC.,
a Delaware limited liability company

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Executive Vice President and Chief Financial Officer

[Amendment No. 1 to Purchase Agreement ($1.35B 6.000% Senior Notes due 2024)]

IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
POWERTEL MEMPHIS LICENSES, INC.
POWERTEL/MEMPHIS, INC.
SUNCOM WIRELESS HOLDINGS, INC.
SUNCOM WIRELESS INVESTMENT COMPANY, LLC
SUNCOM WIRELESS LICENSE COMPANY, LLC
SUNCOM WIRELESS MANAGEMENT COMPANY, INC.
SUNCOM WIRELESS OPERATING COMPANY, L.L.C.
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.
SUNCOM WIRELESS, INC.
T-MOBILE CENTRAL LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PCS HOLDINGS LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES CORPORATION
T-MOBILE SOUTH LLC
T-MOBILE SUBSIDIARY IV CORPORATION
T-MOBILE US, INC.
T-MOBILE WEST LLC
TRITON PCS FINANCE COMPANY, INC.
TRITON PCS HOLDINGS COMPANY L.L.C.
VOICESTREAM PCS I IOWA CORPORATION
VOICESTREAM PITTSBURGH GENERAL PARTNER, INC.
VOICESTREAM PITTSBURGH, L.P.

By:	/s/ J. Braxton Carter
Name:	J. Braxton Carter
Title:	Authorized Person

[Amendment No. 1 to Purchase Agreement ($1.35B 6.000% Senior Notes due 2024)]

DEUTSCHE TELEKOM AG, as Purchaser

By:	/s/ Jürgen Kistner
Name:	Jürgen Kistner
Title:	Vice President, Treasury

By:	/s/ Marcus Schafer
Name:	Marcus Schafer
Title:	Vice President, Treasury

[Amendment No. 1 to Purchase Agreement ($1.35B 6.000% Senior Notes due 2024)]